Exhibit 99.1

Innovative Industrial Properties Announces Public Offering of 1,000,000 Shares of Common Stock

SAN DIEGO, CA – March 31, 2022 – Innovative Industrial Properties, Inc. (the “Company”) (NYSE: IIPR) announced today that it has commenced a public offering of 1,000,000 shares of its common stock. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 150,000 shares of its common stock. All of the shares are being sold by the Company.

The Company intends to use the net proceeds from this offering to invest in specialized industrial real estate assets used in the regulated cannabis industry that are consistent with its investment strategy, and for general corporate purposes.

BTIG, LLC is acting as sole book-running manager for the offering. Piper Sandler & Co., Roth Capital Partners and Compass Point Research & Trading, LLC are acting as co-lead managers for the offering.

The offering of the Company’s common stock will be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement, final prospectus supplement (when available) and the accompanying prospectus may be obtained by contacting BTIG, LLC at 65 East 55th Street, New York, NY 10022, or by email at equitycapitalmarkets@btig.com; Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, or by email at prospectus@psc.com; Roth Capital Partners, 888 San Clemente, Suite 400, Newport Beach, CA 92660, or by email at rothecm@roth.com; or Compass Point Research & Trading, LLC at 1055 Thomas Jefferson Street, N.W., Suite 303,Washington, DC 20007, or by email at syndicate@compasspointllc.com.

A registration statement relating to these securities became effective upon filing with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the offered securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is an internally-managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a REIT, commencing with the year ended December 31, 2017.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the offering and the use of proceeds from the offering, are forward-looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” in the prospectus supplement and the prospectus related to the offering and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 incorporated by reference in the prospectus supplement and prospectus related to the offering. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Catherine Hastings

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332